UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 6, 2012 (July 1, 2012)

INLAND AMERICAN REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item                        1.01.                     Entry into a Material Definitive Agreement.

Effective July 1, 2012, Inland American Real Estate Trust, Inc., a Maryland corporation (referred to herein as “us,” “we,” “our” or the “Company”), entered into new Master Management Agreements (collectively, the “Master Agreements” and each, a “Master Agreement”) with each of its four property managers, Inland American Apartment Management LLC, Inland American Industrial Management LLC, Inland American Office Management LLC and Inland American Retail Management LLC, each a Delaware limited liability company (collectively, the “Managers” and each, a “Manager”), governing the management of the Company’s properties.  Each Manager is a Delaware limited liability company, the sole member of which is Inland American Holdco Management LLC, which has three members, all corporations, which are controlled by the principals of The Inland Group, Inc.  The Master Agreements were unanimously approved by our board of directors, including all of our independent directors.  The master management agreements previously in place between the Company and the Managers, as well as the various individual property management agreements governing the management of our properties, expired by their terms on June 30, 2012.

Concurrent with our entry into the Master Agreements, the subsidiaries of the Company that directly own our properties (collectively, the “Property Owners” and each, a “Property Owner”) entered into individual property management agreements with the Managers, in the forms attached as exhibits to the Master Agreements (collectively, the “Property Agreements” and each, a “Property Agreement”), for each property owned as of July 1, 2012, with the exception of our lodging properties, our student housing properties and those multi-family properties developed by our subsidiary, Inland American Communities Group, Inc. (“IAC”).  Because our lodging properties must be operated by third parties to ensure proper treatment of the income generated by these properties under the rules applicable to real estate investment trusts, or “REITs,” our lodging properties are separately managed pursuant to management agreements between our taxable REIT subsidiaries and third party managers.  In addition, our student housing properties and those multi-family properties developed by IAC are separately managed pursuant to management agreements with IAC.  The Managers and the Property Owners will continue to enter into Property Agreements for each property acquired by the Company after July 1, 2012, with the exception of any lodging properties, student housing properties and multi-family properties to be developed by IAC.  The Property Agreements define the scope of the management services to be performed by the Managers for each of our individual properties.

Services and Compensation.  For each property managed directly by a Manager, the Property Owner will pay the applicable Manager a monthly management fee.  This fee is all inclusive and at no time will the Manager charge any additional fees, such as construction oversight, leasing commissions or set-up fees.  The scope of services to be performed by the Managers has also been expanded from the previous agreements to include the preparation of accounting reports, in compliance with U.S. generally accepted accounting principles, on a monthly, quarterly and annual basis.  Historically, these accounting reports were not outlined in the previous management agreements but were created and prepared by the Managers at no additional cost to the Company.  The new Property Agreements officially incorporate these reports into the scope of services and are included in the monthly management fees.

A summary the monthly management fees payable to the Managers, by property type, follows:

•                                          for any bank branch facility (office or retail), 2.50% of the “gross income” generated by the property;

multi-tenant properties:

•                                          for any multi-tenant industrial property, a fee equal to 4.00% of the “gross income” generated by the property;

•                                          for any multi-family property, a fee equal to 3.75% of the “gross income” generated by the property;

•                                          for any multi-tenant office property, a fee equal to 3.75% of the “gross income” generated by the property;

•                                          for any multi-tenant retail property, a fee equal to 4.50% of the “gross income” generated by the property;

single-tenant properties:

•                                          for any single-tenant industrial property, a fee equal to 2.25% of the “gross income” generated by the property;

•                                          for any single-tenant office property, a fee equal to 2.90% of the “gross income” generated by the property; and

•                                          for any single-tenant retail property, a fee equal to 2.90% of the “gross income” generated by the property.

For these purposes, “gross income” means all rents, assessments and other items, including, but not limited to the following, to the extent applicable: the aggregate amount of any and all tenant payments for real estate taxes; property liability and other insurance; damages and repairs; common area maintenance; tax reduction fees and all other tenant reimbursements; administrative charges; proceeds of rental interruption insurance; parking fees; income from coin operated machines and other miscellaneous income collected by or paid to the Manager.

If the Company and the Manager mutually agree that a property has changed its classification as either a single-tenant or multi-tenant site, or bank branch facility, they may agree to amend the Property Agreement to reflect the change in the management fee applicable to that property.

In the event that a Manager provides additional services, at our request, in connection with the sale of a property, the Property Owner will reimburse the Manager for all reasonable out-of-pocket costs and expenses incurred by that Manager for services performed in connection with the sale, including without limitation the costs for consultants or temporary employees engaged to assist in the sale process and, subject to certain limits, the cost of any severance packages or stay bonuses paid to those employees of the Manager that previously rendered services at the property being sold.

Term. Each Master Agreement, and each Property Agreement for a property managed by a Manager as of July 1, 2012, has an initial term ending December 31, 2013, which term will automatically be renewed until June 30, 2015 unless either party to the agreement provides written notice of cancellation before June 30, 2013.  For any property acquired after July 1, 2012 and managed by a Manager, the Property Agreement will have an initial term of eighteen months, which term will automatically be renewed for an additional eighteen month period, unless either party provides written notice of cancellation within the first year of the initial term.  If any Master Agreement is terminated pursuant to the provisions summarized herein, all Property Agreements with that Manager will automatically terminate effective as of the date of termination of the Master Agreement.

We and the Property Owners have the right to terminate any Master Agreement or Property Agreement, respectively, in the event that the Manager: (1) engages in fraud or commits any act of gross negligence or willful misconduct; (2) commits a material breach of any of the terms of that agreement, subject to a thirty-day cure period; or (3) in the case of the Master Agreements only, becomes insolvent or bankrupt, or is dissolved.  Likewise, the Manager has the right to terminate any Master Agreement or Property Agreement in the event that the Company or applicable Property Owner, respectively: (a) commits a material breach of any of the terms of the agreement, subject to a thirty-day cure period; or (b) becomes insolvent or bankrupt, or is dissolved.

In addition, each Master Agreement will automatically terminate if there is a “change of control,” defined as the sale, disposition or transfer of 75% of the properties managed pursuant to that Master Agreement within any six month period, and any related Property Agreements, including through the sale of the applicable Property Owners, or the acquisition of 50% or more of the total voting power of our securities by a third party.  If a Master Agreement is terminated as a result of a change of control, the applicable Manager will be paid a termination fee equal to 70% of the average applicable monthly management fee that would otherwise have been paid to the Manager for each Property Agreement terminated (1) as a result of the change of control or (2) because the subject property was sold or there was a change of control of the Property Owner, in each case that was part of a sale that triggered the change of control.  Similarly, each Property Agreement will automatically terminate upon the sale of the subject property or a “transfer of control” of the Property Owner, defined as the acquisition of 50% or more of the total voting power of the Property Owner’s securities by a third party.

If any Master Agreement is terminated, the respective Manager must cooperate with us and take all reasonable steps requested by our board to assist it in making an orderly transition.

Liability and Indemnification.  Under the Master Agreements, we are required to indemnify the Managers and their affiliates, officers, directors, employees and agents and to pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding so long as: our board has determined in good faith that the course of conduct that caused the loss, liability or expense was in our best interest; the person seeking indemnity was acting on behalf of, or performing services for, us; the liability or loss was not the result of negligence or misconduct on the part of the person seeking indemnity; and any amounts payable to the indemnified party are recoverable only out of our net assets and not from the assets of our stockholders.

We will not indemnify any person or entity for losses, liabilities or expenses arising from, or out of, an alleged violation of federal or state securities laws by any party seeking indemnity unless one or more of the following conditions are met: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person or entity; the claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person or entity; or a court approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court has been advised of the position of the Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which our securities were offered and sold with respect to the availability or propriety of indemnification for securities law violations.

We will advance amounts to any person seeking indemnity for legal and other expenses only if: the legal action relates to acts or omissions concerning the performance of duties or services by the person seeking indemnification for or on our behalf; the legal action is initiated by a third party and a court of competent jurisdiction specifically approves the advance; and the person receiving the advance undertakes to repay any monies advanced, together with interest thereon at the applicable rate, if a court finds that the person is not entitled to be indemnified.

The information set forth above with respect to the Master Agreements does not purport to be complete in scope and is qualified in its entirety by the full text of the Master Agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, and incorporated into this Item 1.01 disclosure by reference.  The forms of Property Agreements are attached as exhibits to the respective Master Agreements.

Item                        9.01.                     Financial Statements and Exhibits.

(d)                                  Exhibits

Exhibit No.	Description

10.1	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC

10.2	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC

10.3	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC

10.4	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	July 6, 2012	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Apartment Management LLC

10.2	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Industrial Management LLC

10.3	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Office Management LLC

10.4	Master Management Agreement, dated as of July 1, 2012, by and between Inland American Real Estate Trust, Inc. and Inland American Retail Management LLC